                           ------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549

                                 ------------

                                   FORM T-1

                           STATEMENT OF ELIGIBILITY
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

                     CHECK IF AN APPLICATION TO DETERMINE
                     ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 305(b)(2)

                                 ------------

                       IBJ SCHRODER BANK & TRUST COMPANY
              (Exact name of trustee as specified in its charter)

     New York                                                  13-5375195
(Jurisdiction of incorporation                              (I.R.S. employer
or organization if not a U.S. national bank)              identification No.)

One State Street, New York, New York                               10004
(Address of principal executive offices)                         (Zip code)

                       IBJ SCHRODER BANK & TRUST COMPANY
                               One State Street
                           New York, New York 10004
                                (212) 858-2000
           (Name, address and telephone number of agent for service)

                           KIMCO REALTY CORPORATION
            (Exact name of obligor as specified in its charter)

     Maryland                                                  13-2744380
(State or other jurisdiction of                            (I.R.S. employer
incorporation or organization)                             identification No.)

3333 New Hyde Park Road, Suite 100
New Hyde Park, N.Y. 11042                                           11576
(Address of principal executive offices)                         (Zip code)

                          Senior Debt Securities
                      (Title of indenture securities)

                           ------------------------

Item 1.        General information

               Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

                    New York State Banking Department, Two Rector Street, New York, New York

                    Federal Deposit Insurance Corporation, Washington, D.C.

                    Federal Reserve Bank of New York Second District, 33 Liberty Street, New York, New York

     (b) Whether it is authorized to exercise corporate trust powers.

                                    Yes

Item 2.        Affiliations with the Obligor.

               If the obligor is an affiliate of the trustee, describe each such affiliation.

               The obligor is not an affiliate of the trustee.


Item 13.       Defaults by the Obligor.


          (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

                                   None

          (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

                                   None

Item 16.       List of exhibits.


               List below all exhibits filed as part of this statement of eligibility.

     *1. A copy of the Charter of IBJ Schroder Bank & Trust Company as amended to date. (See Exhibit 1A to Form T-1, Securities and Exchange Commission File No. 22-18460).

     *2. A copy of the Certificate of Authority of the trustee to Commence Business (Included in Exhibit 1 above).

     *3. A copy of the Authorization of the trustee to exercise corporate trust powers, as amended to date (See Exhibit 4 to Form T-1, Securities and Exchange Commission File No. 22-19146).

     *4. A copy of the existing By-Laws of the trustee, as amended to date (See Exhibit 4 to Form T-1, Securities and Exchange Commission File No. 22-19146).

      5.       Not Applicable

      6.       The consent of United States institutional trustee required by
               Section 321(b) of the Act.

      7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

* The Exhibits thus designated are incorporated herein by reference as exhibits hereto. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.

                                   NOTE

In answering any item in this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor and its directors or officers, the trustee has relied upon information furnished to it by the obligor.

Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base responsive answers to Item 2, the answer to said Item are based on incomplete information.

Item 2, may, however, be considered as correct unless amended by an amendment to this Form T-1.

Pursuant to General Instruction B, the trustee has responded to Items 1, 2 and 16 of this form since to the best knowledge of the trustee as indicated in Item 13, the obligor is not in default under any indenture under which the applicant is trustee.

                                   SIGNATURE

          Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, IBJ Schroder Bank & Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 10th day of July, 1996.



                              IBJ SCHRODER BANK & TRUST COMPANY



                              By:  /s/ Thomas J. Bogert
                                   Thomas J. Bogert
                                    Vice President

                                   Exhibit 6

                              CONSENT OF TRUSTEE



          Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with one or more proposed issuances by Kimco Realty Corporation of its Senior Debt Securities, we hereby consent that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


                              IBJ SCHRODER BANK & TRUST COMPANY



                              By: /s/ Thomas J. Bogert
                                      Thomas J. Bogert
                                      Vice President



Dated:      July 10, 1996

                                   EXHIBIT 7


                      CONSOLIDATED REPORT OF CONDITION OF
                       IBJ SCHRODER BANK & TRUST COMPANY
                             of New York, New York
                     And Foreign and Domestic Subsidiaries


                          Report as of March 31, 1996


                                                                                 Dollar Amounts
                                                                                  in Thousands
                                 ASSETS

Cash and balance due from depository institutions:
    Noninterest-bearing balances and currency and coin    . . . $      27,805
    Interest-bearing balances . . . . . . . . . . . . . . . . . $     142,919

Securities:    Held to Maturity . . . . . . . . . . . . . . . . $     169,682
                     Available-for-sale . . . . . . . . . . . . $      23,665

Federal funds sold and securities purchased under
agreements to resell in domestic offices of the bank
and of its Edge and Agreement subsidiaries and in IBFs:
    Federal Funds sold. . . . . . . . . . . . . . . . . . . . .                  $        63,801
    Securities purchased under agreements to resell . . . . . .                  $           -0-

Loans and lease financing receivables:
    Loans and leases, net of unearned income. . . . . $    1,575,250
    LESS: Allowance for loan and lease losses . . . . $       55,396
    LESS: Allocated transfer risk reserve . . . . . . $          -0-
    Loans and leases, net of unearned income, allowance,
    and reserve . . . . . . . . . . . . . . . . . . . . . . . .                  $     1,519,854

Assets held in trading accounts . . . . . . . . . . . . . . . .                  $           489

Premises and fixed assets . . . . . . . . . . . . . . . . . . .                  $         7,228

Other real estate owned . . . . . . . . . . . . . . . . . . . .                  $           397

Investments in unconsolidated subsidiaries and associated
companies . . . . . . . . . . . . . . . . . . . . . . . . . . .                  $           -0-

Customers' liability to this bank on acceptances outstanding. .                  $           155

Intangible assets . . . . . . . . . . . . . . . . . . . . . . .                  $           -0-


Other assets. . . . . . . . . . . . . . . . . . . . . . . . . .                  $        60,135


TOTAL ASSETS. . . . . . . . . . . . . . . . . . . . . . . . . .                  $     2,016,130

                                LIABILITIES

Deposits:
    In domestic offices . . . . . . . . . . . . . . . . . . . .                  $       612,376
        Noninterest-bearing . . . . . . . . . . . . . $     174,044
        Interest-bearing. . . . . . . . . . . . . . . $     438,332

    In foreign offices, Edge and Agreement subsidiaries,
    and IBFs . . . . . . . . . . . . . . . . . . . . . . . . .                   $       793,288
        Noninterest-bearing . . . . . . . . . . . . . $      16,090
        Interest-bearing. . . . . . . . . . . . . . . $     777,198

Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:

    Federal Funds purchased . . . . . . . . . . . . . . . . . .                  $        57,588
    Securities sold under agreements to repurchase. . . . . . .                  $           -0-

Demand notes issued to the U.S. Treasury. . . . . . . . . . . .                  $        24,522

Trading Liabilities . . . . . . . . . . . . . . . . . . . . . .                  $           390

Other borrowed money:
    a) With original maturity of one year or less . . . . . . .                  $       250,333
    b) With original maturity of more than one year . . . . . .                  $           -0-

Mortgage indebtedness and obligations under capitalized leases.                  $           -0-

Bank's liability on acceptances executed and outstanding. . . .                  $           155

Subordinated notes and debentures . . . . . . . . . . . . . . .                  $           -0-

Other liabilities . . . . . . . . . . . . . . . . . . . . . . .                  $        68,215


TOTAL LIABILITIES . . . . . . . . . . . . . . . . . . . . . . .                  $     1,806,867

Limited life preferred stock and related surplus. . . . . . . .                  $           -0-


                              EQUITY CAPITAL


Perpetual preferred stock . . . . . . . . . . . . . . . . . . .                  $           -0-


Common Stock. . . . . . . . . . . . . . . . . . . . . . . . . .                  $        29,649

Surplus . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  $       217,008

Undivided profits and capital reserves. . . . . . . . . . . . .                  $       (37,419)

Plus:    Net unrealized gains (losses) on marketable equity
securities. . . . . . . . . . . . . . . . . . . . . . . . . . .                  $            25

Cumulative foreign currency translation adjustments . . . . . .                  $           -0-


TOTAL EQUITY CAPITAL. . . . . . . . . . . . . . . . . . . . . .                  $       209,263

TOTAL LIABILITIES AND EQUITY CAPITAL. . . . . . . . . . . . . .                  $     2,016,130